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                                                                    EXHIBIT 99.5

FOR IMMEDIATE RELEASE
Thursay, August 03, 2000


                            Statement by Sizzler USA


  CULVER CITY, Calif., Aug 3 /PRNewswire/ -- Sizzler USA continues to work closely with area health officials in their continuing investigation into the source(s) of the recent E.Coli outbreak at independent owner-operated Sizzler(R) restaurants in Milwaukee, Wisconsin. Although the E.Coli occurrence in Milwaukee has been an isolated one, Sizzler USA is providing all possible resources including results from its own fact-finding effort to help in uncovering the E. Coli transmission pathway.


  Sizzler USA is headquatered in Culver City, California and operates 65 company-owned stores and oversees 200 franchise operations.